Filed Pursuant to Rule 424(b)(3)
Registration No. 333-202430

The information contained in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated February 24, 2017

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated March 2, 2015)

Pfizer Inc.

$                          % NOTES DUE 2047

We are offering $         of     % notes due 2047 (the “notes”). The notes will bear interest at a rate of     % per year. Interest on the notes will be payable semi-annually in arrears on                 and                 of each year, beginning on                 , 2017. The notes will mature on                 , 2047.

The notes are redeemable in whole but not in part at our option on each              on or after             , 2020 at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but not including, the date of redemption as described in this prospectus supplement under the heading “Description of Notes—Optional Redemption; Redemption for Tax Reasons; No Sinking Fund.” The notes are also redeemable in whole but not in part at our option in the event of certain developments affecting taxation as described in this prospectus supplement under the heading “Description of Notes—Optional Redemption; Redemption for Tax Reasons; No Sinking Fund.”

The notes will be our unsecured and unsubordinated debt obligations and will not have the benefit of any sinking fund. The notes will be issued only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Investing in the notes involves risks. See “Risk Factors” on page S-4 of this prospectus supplement and beginning on page 11 of our Annual Report on Form 10-K for the year ended December 31, 2016.

Application will be made to the Taipei Exchange (the “TPEx”) for the listing of, and permission to deal in, the notes by way of debt issues to professional institutional investors as defined under Paragraph 2, Article 4 of the Financial Consumer Protection Act of the Republic of China (the “ROC”) only and such permission is expected to become effective on or about             , 2017. The TPEx is not responsible for the content of this prospectus supplement or the accompanying prospectus and no representation is made by the TPEx as to the accuracy or completeness of this prospectus supplement or the accompanying prospectus. The TPEx expressly disclaims any and all liability for any losses arising from, or as a result of the reliance on, all or part of the contents of this prospectus supplement or the accompanying prospectus. Admission to the listing and trading of the notes on the TPEx shall not be taken as an indication of the merits of us or the notes. No assurance can be given that such applications will be granted or that the TPEx listing will be maintained.

The notes have not been, and shall not be, offered, sold or re-sold, directly or indirectly, to investors other than “professional institutional investors” as defined under Paragraph 2, Article 4 of the Financial Consumer Protection Act of the ROC which currently include: overseas or domestic (i) banks, securities firms, futures firms and insurance companies (excluding insurance agencies, insurance brokers and insurance surveyors), the foregoing as further defined in more detail in Paragraph 3 of Article 2 of the Organization Act of the Financial Supervisory Commission (the “FSC”) of the ROC, (ii) fund management companies, government investment institutions, government funds, pension funds, mutual funds, unit trusts and funds managed by financial service enterprises pursuant to the ROC Securities Investment Trust and Consulting Act, the ROC Future Trading Act or the ROC Trust Enterprise Act or investment assets mandated and delivered by or transferred for trust by financial consumers, and (iii) other institutions recognized by the FSC of the ROC. Purchasers of the notes are not permitted to sell or otherwise dispose of the notes except by transfer to the aforementioned professional institutional investors.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price		Underwriting Commission		Offering Proceeds to Pfizer, Before Expenses(2)
Per Note		%		%		%
Total		$(1)	$			$(1)

(1)	Plus accrued interest from , 2017, if settlement occurs after that date.
(2)	The net proceeds to us reflect the initial price to the public set forth above as reduced, by (a) the underwriting commission set forth above and (b) an aggregate fee of $ that we will pay to Deutsche Bank AG, Taipei Branch, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, Standard Chartered Bank, Academy Securities, Inc., Siebert Cisneros Shank & Co., L.L.C. and The Williams Capital Group, L.P. in connection with structuring services they provide in connection with the notes. Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, Standard Chartered Bank, Academy Securities, Inc., Siebert Cisneros Shank & Co., L.L.C. and The Williams Capital Group, L.P. are not licensed or regulated entities in ROC, have not offered or sold, and will not subscribe for or sell or underwrite, any notes offered hereby. See “Underwriting.”

The managers expect to deliver the notes through the facilities of Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment therefor in New York, New York on or about                 , 2017.

Joint Book-Running Managers

BNP Paribas, Taipei Branch	Deutsche Bank AG, Taipei Branch

                , 2017

PROSPECTUS SUPPLEMENT

PROSPECTUS

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering. We and the managers take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale of notes made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide you in connection with this offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference in this prospectus supplement and the accompanying prospectus, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, contains a description of our debt securities and gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell securities in one or more offerings.

References in this prospectus supplement to “Pfizer,” the “Company,” “we,” “us” and “our” are to Pfizer Inc. and its consolidated subsidiaries unless otherwise stated or the context so requires.

References herein to “$” and “dollars” are to the currency of the United States. The financial information included in and incorporated by reference in this prospectus supplement and the accompanying prospectus has been prepared in accordance with Generally Accepted Accounting Principles in the United States.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference in this prospectus supplement and the accompanying prospectus, may include forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “will,” “may,” “could,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” “goal,” “objective,” “aim” and other words and terms of similar meaning or by using future dates in connection with any discussion of, among other things, our anticipated future operating and financial performance, business plans and prospects, in-line products and product candidates, strategic reviews, capital allocation, business-development plans, and plans relating to share repurchases and dividends. In particular, these include statements relating to future actions, business plans and prospects, our acquisitions of Hospira, Inc., Anacor Pharmaceuticals, Inc., Medivation, Inc. and AstraZeneca’s small molecule anti-infectives business, our disposition of the Hospira Infusion Systems net assets, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, interest rates, foreign exchange rates, the outcome of contingencies, such as legal proceedings, plans relating to share repurchases and dividends, government regulation and financial results.

A list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended December 31, 2016, including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Risk Factors,” in our Current Reports on Form 8-K, and in this prospectus supplement and accompanying prospectus, in each case including in the section thereof captioned “Risk Factors.” You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements, and you are cautioned not to put undue reliance on forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-K, 10-Q and 8-K reports and our other filings with the SEC.

ii

SUMMARY

The following summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information.”

Pfizer Inc.

Pfizer is a research-based, global biopharmaceutical company. We apply science and our global resources to bring therapies to people that extend and significantly improve their lives through the discovery, development and manufacture of healthcare products. Our global portfolio includes medicines and vaccines, as well as many of the world’s best-known consumer healthcare products. We work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. We collaborate with healthcare providers, governments and local communities to support and expand access to reliable, affordable healthcare around the world. Our revenues are derived from the sale of our products, and, to a much lesser extent, from alliance agreements, under which we co-promote products discovered or developed by other companies or us. The majority of our revenues come from the manufacture and sale of biopharmaceutical products.

We are committed to capitalizing on growth opportunities by advancing our own pipeline and maximizing the value of our in-line products, as well as through various forms of business development, which can include alliances, licenses, joint ventures, collaborations, equity- or debt-based investments, dispositions, mergers and acquisitions. We regularly evaluate, engage in preliminary discussions concerning, and, where appropriate, execute on these opportunities, although we cannot predict whether we will enter into any such transaction and, if so, the terms or financing needs in connection therewith. Pursuing these opportunities may require us to obtain additional equity or debt financing, which could result in increased leverage and/or a downgrade of our credit ratings. In addition, we are continually evaluating market conditions and may take advantage of the opportunity to issue additional indebtedness, including in the form of debt securities, in the near future for other purposes, which may include repaying certain of our outstanding indebtedness.

Pfizer Inc. was incorporated under the laws of the State of Delaware on June 2, 1942. Our principal executive offices are located at 235 East 42nd Street, New York, NY 10017-5755 and our telephone number is (212) 733-2323.

THE OFFERING

The following is a brief summary of the terms and conditions of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms and conditions of the offering of the notes, you should carefully read this prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference.

Issuer	Pfizer Inc.

Securities offered	$ aggregate principal amount of % notes due 2047.

Original issue date	, 2017.

Maturity date	, 2047.

Interest rate	% per annum.

Interest payment dates	Interest on the notes will accrue from and including , 2017, and is payable on and of each year, beginning on , 2017.

Optional redemption	We will have the right at our option to redeem the notes, in whole but not in part, on each on or after , 2020. Any redemption described in this paragraph will be at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but not including, the redemption date. See “Description of Notes—Optional Redemption; Redemption for Tax Reasons; No Sinking Fund.”

Redemption for tax reasons	We may redeem the notes, in whole but not in part, in the event of certain changes in the tax laws of the United States (or any taxing authority in the United States). This redemption would be at 100% of the principal amount of the notes to be redeemed (plus any accrued interest and additional amounts then payable with respect to the notes to, but not including, the redemption date). See “Description of Notes—Optional Redemption; Redemption for Tax Reasons; No Sinking Fund.”

Currency of payment	The notes will be denominated in U.S. dollars and we will pay principal, interest and any premium in U.S. dollars.

Additional amounts	We will, subject to certain exceptions and limitations set forth herein, pay additional amounts on the notes as are necessary in order that the net payment of the principal of, and premium and redemption price, if any, and interest on such notes to a holder who is not a United States person, after withholding or deduction for any tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in such notes to be then due and payable. See “Description of Notes—Payment of Additional Amounts.”

Ranking	The notes will be unsecured general obligations of Pfizer and will rank equally with all other unsecured and unsubordinated indebtedness of Pfizer from time to time outstanding.

Further issues	We may, without the consent of the holders of the notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes (except for the issue price and the public offering price). To the extent permitted by applicable authorities in the ROC and subject to the receipt of all necessary regulatory and listing approvals from such authorities, including but not limited to the TPEx and the Taiwan Securities Association (“TSA”), any additional notes having such similar terms, together with the notes, will constitute a single series of debt securities under the indenture.

Denomination	We will issue the notes in denominations of $100,000 and in integral multiples of $1,000 in excess thereof.

Listing	Application will be made for the notes to be admitted to listing on the TPEx. No assurance can be given that such application will be approved, or that the TPEx listing will be maintained.

Risk factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the information set forth under the heading “Risk Factors” in this prospectus supplement before investing in the notes.

Trustee	The Bank of New York Mellon.

Paying Agent	The Bank of New York Mellon, London Branch.

Registrar and Transfer Agent	The Bank of New York Mellon.

Governing law	New York.

RISK FACTORS

Before purchasing the notes, you should consider carefully the information under the headings “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and the following risk factors. You should also carefully consider the other information included in this prospectus supplement, the accompanying prospectus and other information incorporated by reference herein and therein. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”

The notes are unsecured and will be effectively junior to our secured indebtedness to the extent of the collateral therefor.

The notes are our unsecured general obligations. Holders of our secured indebtedness, if any, will have claims that are prior to your claims as holders of the notes, to the extent of the assets securing such indebtedness. Thus, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our pledged assets would be available to satisfy obligations of our secured indebtedness before any payment could be made on the notes. To the extent that such assets cannot satisfy in full our secured indebtedness, the holders of such indebtedness would have a claim for any shortfall that would rank equally in right of payment with the notes. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of our secured indebtedness. As of December 31, 2016, Pfizer Inc. had no secured indebtedness.

Active trading markets may not develop for the notes and the notes may trade at a discount from their initial offering price.

The notes are a new issuance of securities for which no public trading market currently exists. Accordingly, a liquid market for the notes may not develop or be maintained. The notes will not be quoted on any automated dealer quotation system.

Although application will be made for listing of the notes on the TPEx, no assurance can be given that the notes will become or will remain listed or that an active trading market for the notes will develop or, if developed, that it will continue. If the notes fail or cease to be listed on the TPEx, certain investors may not invest in, or continue to hold or invest in, the notes.

In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering prices, depending upon prevailing interest rates, the market for similar notes, our performance and other factors. The market for the notes may not be free from disruptions that may adversely affect the prices at which you may sell the notes.

Holders of the notes will be structurally subordinated to our subsidiaries’ third-party indebtedness and obligations.

The notes are obligations of Pfizer Inc. exclusively and not of any of our subsidiaries. A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of third-party creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over the claims of our creditors, including holders of the notes. Consequently, the notes will be structurally subordinated to all existing and future liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of December 31, 2016, our wholly-owned subsidiaries had aggregate borrowings under lines of credit and outstanding debt securities of approximately $7.1 billion.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the years ended December 31, 2012 through 2016 is set forth below. All financial information for the years ended December 31, 2013 and 2012 reflects the June 24, 2013 disposition of Zoetis Inc. and its presentation as a discontinued operation. The financial information for the year ended December 31, 2012 reflects the Nutrition business, which was acquired in 2009 and which we sold on November 30, 2012, as a discontinued operation.

For the purpose of computing these ratios, “earnings” consists of income from continuing operations before provision for taxes on income, noncontrolling interests and cumulative effect of a change in accounting principles less noncontrolling interests plus fixed charges, distributed income of equity-method investments, amortization of capitalized interest, excluding capitalized interest and equity income from equity-method investments. “Fixed charges” consists of interest expense (which includes amortization of debt premium, discount and other debt costs), preferred stock dividends, one-third of rental expense, which we believe to be a conservative estimate of an interest factor in our leases, which are not material, and capitalized interest. The ratio was calculated by dividing the sum of the earnings (as defined above) by the sum of the fixed charges (as defined above).

	Year Ended December 31,
	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	7.2	8.0	9.3	11.3	7.7

USE OF PROCEEDS

We expect to receive net proceeds from this offering of $         (after deducting underwriting commissions and the structuring fee, but before deducting expenses of the offering). We may use the net proceeds for general corporate purposes, including to repay a portion of our outstanding commercial paper. As of February 22, 2017, we had approximately $6.6 billion of commercial paper outstanding with a weighted average annual interest rate of 0.89% and a weighted average maturity of 72 days.

DESCRIPTION OF NOTES

The notes are a series of debt securities described in the accompanying prospectus. Reference should be made to the accompanying prospectus for a detailed summary of additional provisions of the notes and of the indenture dated as of January 30, 2001 between Pfizer and The Bank of New York Mellon (formerly known as The Bank of New York), as successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee, which we refer to as the “base indenture”, as supplemented by the eighth supplemental indenture to be dated as of                 , 2017 between Pfizer Inc., The Bank of New York Mellon, as trustee and The Bank of New York Mellon, London Branch, as paying agent, which we refer to as the “eighth supplemental indenture”. When we refer to the “indenture,” we mean the base indenture as supplemented by the eighth supplemental indenture. The following description is a summary of selected portions of the base indenture and the eighth supplemental indenture. It does not restate the base indenture or the eighth supplemental indenture, and those documents, not this description, define your rights as a holder of the notes.

References in this section to “Pfizer,” “we,” “us” and “our” are to Pfizer Inc., unless otherwise stated or the context so requires. The provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Defeasance” will apply to the notes.

Principal, Maturity and Interest

The notes will initially be limited to $         aggregate principal amount. The notes will mature on                 , 2047. We will issue the notes in registered form in denominations of $100,000 and in integral multiples of $1,000 in excess thereof.

Interest on the notes will accrue at the annual rate of     %. Interest on the notes will accrue from and including             , 2017, and is payable on                 and                 of each year, beginning on                 , 2017. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

We will make each interest payment to the holders of record of the notes at the close of business on the              or                 immediately preceding the relevant interest payment date.

The term “business day” when used with respect to any note means any day, other than a Saturday or a Sunday, which is not a day on which banking institutions in the City of New York, London or Taipei, Taiwan, are authorized or required by law, regulation or executive order to close.

All payment dates with respect to the notes, whether at maturity, upon earlier redemption or on any interest payment date, shall be determined in accordance with the time-zone applicable to The City of New York. Because of time-zone differences, the interest payment date on which we make payment may not be the same business day in the applicable jurisdiction of the relevant holder of the notes. In addition, deliveries, payments and other communications involving the notes are likely to be carried out through Euroclear and Clearstream, which means such transactions can only be carried out on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States and Taiwan. See also “—Global Clearance and Settlement—Euroclear and Clearstream Arrangements—Secondary Market Trading” below.

The Bank of New York Mellon, London Branch, will act as our paying agent with respect to the notes. Upon notice to the trustee, we may change any paying agent. Payments of principal, interest and premium, if any, will be made by us through the paying agent to Euroclear Bank S.A./N.V. (the “Euroclear Operator”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, Société Anonyme, Luxembourg (“Clearstream”) as described under “—Book-Entry System.”

Payment of Additional Amounts

All payments in respect of the notes will be made by or on behalf of us without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, we will pay to a holder who is not a United States person such additional amounts on the notes as are necessary in order that the net payment of the principal of, and premium or redemption price, if any, and interest on, such notes to a holder, after such withholding or deduction (including any withholding or deduction on such additional amounts), will not be less than the amount provided in such notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply:

(a)	to any tax, assessment or other governmental charge that would not have been imposed but for the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as (i) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of such notes, the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States, or being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States; (ii) being a controlled foreign corporation related to Pfizer directly, indirectly or constructively through stock ownership for United States federal income tax purposes; (iii) being an owner of a 10% or greater interest in voting stock of Pfizer within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision; or (iv) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(b)	to any holder that is not the sole beneficial owner of such notes, or a portion of such notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or a member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly from Pfizer its beneficial or distributive share of the payment;

(c)	to any tax, assessment or other governmental charge imposed by reason of the holder or beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

(d)	to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or beneficial owner of the applicable notes to comply with any applicable certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such notes, if compliance is timely requested by Pfizer and required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(e)	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding or deducting from the payment;

(f)	to any estate, inheritance, gift, sales, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(g)	to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any such note, if such payment can be made without such withholding by at least one other paying agent;

(h)	to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(i)	to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any such note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder or beneficial owner thereof would have been entitled to additional amounts had the note been presented for payment on the last day of such 30 day period;

(j)	to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements or any successor provisions thereto (that are substantively comparable and not materially more onerous to comply with) and any regulations or official law, agreement or interpretations thereof in any jurisdiction implementing an intergovernmental approach thereto; or

(k)	in the case of any combination of the above listed items,

Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this heading “—Payment of Additional Amounts” and under the heading “—Optional Redemption; Redemption for Tax Reasons; No Sinking Fund—Redemption for Tax Reasons,” the term “United States” means the United States of America, any state thereof, and the District of Columbia, and the term “United States person” means (i) any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person for U.S. federal income tax purposes), (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) any trust if a U.S. court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or if a valid election is in place to treat the trust as a United States person.

Ranking

The notes will be unsecured general obligations of Pfizer and will rank equally with all other unsecured and unsubordinated indebtedness of Pfizer from time to time outstanding.

Listing

The notes are a new issue of securities, and there is currently no established trading market. Application will be made for the notes to be admitted to listing on the TPEx. No assurance can be given that such application will be approved. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

Covenants

The indenture contains a provision that restricts our ability to consolidate with or merge into any other person or convey or transfer our properties and assets as an entirety or substantially as an entirety to any other person. The indenture does not restrict our ability to convey or transfer our properties and assets other than as an entirety or substantially as an entirety to any other person. See “Description of Debt Securities—Consolidation, Merger or Sale” in the accompanying prospectus. The indenture contains no other restrictive covenants, including those that would afford holders of the notes protection in the event of a highly-leveraged transaction involving Pfizer or any of its affiliates or other events involving us that may adversely affect our creditworthiness or the value of the notes. The indenture also does not contain any covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders, current ratios or acquisitions and divestitures. The notes will not have the benefit of covenants that relate to subsidiary guarantees, liens and sale leaseback transactions that apply to other of our existing unsecured and unsubordinated notes.

Further Issues

Pfizer may, without the consent of the holders of the notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes (except for the issue date and the public offering price). To the extent permitted by applicable authorities in the ROC and subject to the receipt of all necessary regulatory and listing approvals from such authorities, including but not limited to the TPEx and the TSA, any additional notes having such similar terms, together with the notes, will constitute a single series of debt securities under the indenture. No additional notes may be issued if an event of default has occurred with respect to the notes. Pfizer will not issue any additional notes intended to form a single series with the notes, unless such further notes will be fungible with all notes of the same series for U.S. federal income tax purposes.

Optional Redemption; Redemption for Tax Reasons; No Sinking Fund

At our option, we may redeem the notes, in whole but not in part, on each                 on or after                 , 2020. Any redemption described in this paragraph will be at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but not including, the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes called for redemption.

We will calculate the redemption price in connection with any redemption hereunder. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

We will mail notice of any redemption at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the notes to be redeemed. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date at the applicable redemption price, plus accrued and unpaid interest applicable to such notes to, but excluding, the redemption date.

The notes are not entitled to the benefit of a sinking fund.

Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent tax counsel of recognized standing selected by us, will become obligated to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” with respect to the notes, then we may at our option, having given not less than 30 nor more than 60 days prior notice to holders, redeem, in whole, but not in part, the notes at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest (including any additional amounts) on such notes to, but excluding, the redemption date.

Book-Entry System

Global Clearance and Settlement

The notes will be issued in the form of one or more global notes in fully registered form, without coupons, and will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear and Clearstream. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes representing the notes.

Except as set forth below, the global notes representing the notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees.

Beneficial interests in the global notes representing the notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations of $100,000 and integral multiples of $1,000 in excess thereof. Investors may hold the notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

For so long as the notes are represented by a global note deposited with, and registered in the name of a nominee for, a common depositary for Euroclear and/or Clearstream, each person (other than Euroclear or Clearstream) who is for the time being shown in the records of Euroclear or of Clearstream as the holder of a particular nominal amount of the notes (in which regard any certificate or other document issued by Euroclear or Clearstream as to the nominal amount of the notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall upon their receipt of a certificate or other document be treated by Pfizer and the trustee as the holder of such nominal amount of the notes and the registered holder of the global note representing such notes shall be deemed not to be the holder for all purposes other than with respect to the payment of principal or interest on such nominal amount of the notes, for which purpose the registered holder of the relevant global note shall be treated by Pfizer and the trustee as the holder of such nominal amount of notes in accordance with and subject to the terms of the global note representing the notes, and the expressions “noteholder” and “holder of notes” and related expressions shall be construed accordingly.

The information in this section concerning Euroclear and Clearstream Banking and their book-entry systems and procedures has been obtained from sources that we believe to be reliable. Neither we, the trustee nor the underwriters, dealers or agents are responsible for the accuracy or completeness of this information.

We have been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream has advised that

•	It is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.

•	Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

•	Clearstream has established an electronic bridge with the Euroclear Operator to facilitate the settlement of trades between the nominees of Clearstream and Euroclear.

•	As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector.

•

Clearstream customers are recognized financial institutions around the world, including managers, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the managers. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.

Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear has advised that

•	It was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

•	Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

•	Euroclear is operated by the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.

•	Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.

•	Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the managers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.

Euroclear and Clearstream Arrangements

So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the global notes representing the notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture and the notes. Payments of principal, interest and additional amounts, if any, in respect of the global notes representing the notes will be made to Euroclear, Clearstream, such nominee or such common depositary, as the case may be, as registered holder thereof. None of Pfizer, the trustee, any manager and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes representing the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distributions of principal, premium, if any, and interest with respect to the global notes representing the notes will be credited in U.S. dollars to the extent received by Euroclear or Clearstream from the paying agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.

Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes representing the notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Initial Settlement

We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, the notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in global registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States and Taiwan.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States or Taiwan. U.S. or Taiwanese investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Exchange of Global Notes for Certificated Notes

Subject to certain conditions, the notes represented by the global notes are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of $100,000 principal amount and multiples of $1,000 in excess thereof if:

•	the common depositary notifies us that it is no longer willing or able to act as a depositary for such global notes or ceases to be a clearing agency registered under the Exchange Act and we fail to appoint a successor common depositary within 90 days;

•	an event of default has occurred and is continuing and the common depositary requests the issuance of certificated notes; or

•	we determine not to have the notes represented by a global note.

In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures).

Payments (including principal, premium and interest) and transfers with respect to the notes in certificated form may be executed at the office or agency maintained for such purpose in London (initially the corporate trust office of the paying agent) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the notes (maintained by the registrar), provided that all payments (including principal, premium and interest) on the notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with such registration may be required.

ROC Trading

Investors with a securities book-entry account with a Taiwan securities broker and a foreign currency deposit account with a Taiwan bank may request the approval of the Taiwan Depositary & Clearing Corporation (“TDCC”) to the settlement of the notes through the account of TDCC with Euroclear and Clearstream and if such approval is granted by the TDCC, the notes may be so cleared and settled. In such circumstances, TDCC will allocate the respective book-entry interest of such investor in the notes to the securities book-entry account designated by the investor in Taiwan. The notes will be traded and settled pursuant to the applicable rules and operating procedures of TDCC and TPEx as domestic bonds.

In addition, an investor may apply to TDCC (by filing in a prescribed form) to transfer the notes in its own account with Euroclear or Clearstream to the TDCC account with Euroclear or Clearstream for trading in the domestic market or vice versa for trading in overseas markets.

For holders who hold their interest in the notes through an account opened and held by TDCC with Euroclear and Clearstream, distributions of principal and/or interest for the notes to such holders may be made by payment services banks whose systems are connected to TDCC to the foreign currency deposit accounts of the holders. Such payment is expected to be made on the second Taiwanese business day following TDCC’s receipt of such payment (due to time difference, the payment is expected to be received by TDCC one Taiwanese business day after the distribution date). However, when the holders will actually receive such distributions may vary depending upon the daily operations of the Taiwan banks with which the holder has the foreign currency deposit account.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to Non-U.S. Holders (as defined below) of an investment in the notes as of the date hereof. Unless otherwise noted, this summary deals only with notes that are held as capital assets by a holder that acquired the notes upon original issuance at their initial offering price.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s particular circumstances, or to certain types of holders subject to special treatment under U.S. federal income tax law (e.g., financial institutions, insurance companies, partnerships or other pass-through entities, expatriates or former long-term residents of the United States, persons subject to the alternative minimum tax, individual retirement accounts or other tax-deferred accounts, broker-dealers, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons holding notes as a position in a “straddle,” or as part of a synthetic security or “hedge,” “conversion transaction,” “constructive sale” or other integrated investment, and tax-exempt organizations). Furthermore, this summary does not address other U.S. federal tax consequences (e.g., estate or gift tax or the Medicare tax on net investment income) or tax consequences arising under the tax laws of any state, locality or non-U.S. jurisdiction.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, and published rulings and court decisions, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect, which could alter the U.S. federal income tax consequences described below. No ruling from the Internal Revenue Service (“IRS”) has been or will be sought on any of the issues discussed herein, and there can be no assurance that the IRS or a court will concur with the conclusions reached below.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of notes (other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder. A “U.S. Holder” is a beneficial owner of notes that is for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any state or political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust if (a) it is subject to the primary supervision of a court within the United States and one or more United States persons are authorized to control all of its substantial decisions or (b) it has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships and other entities or arrangements that are classified as partnerships for U.S. federal income tax purposes and persons holding notes through any such entity should consult an independent tax advisor.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT AN INDEPENDENT TAX ADVISOR AS TO THE U.S. FEDERAL, STATE, LOCAL, NON-U.S., AND ANY OTHER TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE NOTES.

Interest

Subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Additional Withholding Requirements under the Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on interest received on the notes, provided that such interest is not effectively connected with such holder’s conduct of a trade or business in the United States and such holder (i) does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) is not a controlled foreign corporation directly or indirectly related to us within the meaning of Section 881(c)(3)(C) of the Code, (iii) is not a bank receiving certain types of interest described in Section 881(c)(3)(A) of the Code, and (iv) satisfies certain certification requirements under penalty of perjury as to its status as a Non-U.S. Holder (generally through the provision of a properly completed and executed IRS Form W-8BEN, W-8BEN-E or other applicable IRS form).

Except as described in the preceding paragraph, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on interest received on the notes, unless such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if an applicable treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States). A Non-U.S. Holder that is subject to U.S. federal income tax on interest under the rules described in the preceding sentence will not be subject to U.S. federal withholding tax on any such interest if the holder satisfies certain certification requirements under penalty of perjury (generally through the provision of a properly executed IRS Form W-8ECI or other applicable form). Interest that is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States (and, if an applicable treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States) will be subject to U.S. federal income tax on a net basis. In addition, if the Non-U.S. Holder is a foreign corporation, such holder may also be subject to a branch profits tax at a rate of 30% (or lower treaty rate, if applicable) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

A Non-U.S. Holder that does not qualify for an exemption from U.S. federal withholding tax under the rules described above will generally be subject to withholding at a rate of 30% (or lower treaty rate, if applicable) on interest received on the notes.

Sale, Exchange, Retirement or Other Disposition of the Notes

Subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Additional Withholding Requirements under the Foreign Account Tax Compliance Act,” gain realized by a Non-U.S. Holder on the sale, exchange, retirement, or other disposition of the notes (other than gain that represents accrued but unpaid interest, which will be subject to the rules regarding interest) generally will not be subject to U.S. federal withholding tax. Such gain also generally will not be subject to U.S. federal income tax, unless the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if an applicable treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States) or, in the case of gain realized by an individual Non-U.S. Holder, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Gain that is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States (and, if an applicable treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States) will be subject to U.S. federal income tax on a net basis. In addition, if the Non-U.S. Holder is a foreign corporation, such holder may also be subject to a branch profits tax at a rate of 30% (or lower treaty rate, if applicable) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding

Generally, the amount of interest paid to a Non-U.S. Holder and the amount of tax, if any, withheld with respect to those payments must be reported to the IRS and to the Non-U.S. Holder. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments of interest on the notes that are made to the Non-U.S. Holder provided that the payer does not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person as defined under the Code, and the Non-U.S. Holder has provided certification that such holder is a Non-U.S. Holder.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a retirement or redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless the Non-U.S. Holder certifies to the payer under penalty of perjury that it is a Non-U.S. Holder (and the payer does not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person as defined under the Code), or the Non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld from payments to a Non-U.S. Holder under the backup withholding rules may be refunded or credited against a Non-U.S. Holder’s U.S. federal income tax liability, if any, if the holder timely provides the required information to the IRS.

Additional Withholding Requirements under the Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on interest payable on and, after December 31, 2018, gross proceeds from the disposition of, notes held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which notes are held will affect the determination of whether such withholding is required. Similarly, interest payable on and, after December 31, 2018, gross proceeds from the disposition of, notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the payer will generally be required to provide to the IRS. Each prospective investor is urged to consult its tax advisor regarding the possible implications of these rules on an investment in the notes.

ROC TAXATION

The following discussion is a summary of certain taxation provisions under ROC law and is based on current law and practice and the fact that the notes will be issued, offered and sold and re-sold, directly or indirectly, to professional institutional investors as defined under Paragraph 2, Article 4 of the Financial Consumer Protection Act of the ROC only. It does not purport to be comprehensive and does not constitute legal or tax advice. Investors (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult with their own tax advisers regarding the tax consequences of an investment in the notes.

Interest on the Notes

As we, the issuer of the notes, are not an ROC statutory tax withholder, there is no ROC withholding tax on the interest to be paid on the notes.

ROC corporate holders must include the interest or deemed interest receivable under the notes as part of their taxable income and pay income tax at a flat rate of 17% (unless the total taxable income for a fiscal year is under NT$120,000), as they are subject to income tax on their worldwide income on an accrual basis. The alternative minimum tax (“AMT”) is not applicable.

Non-ROC corporate holders are subject to ROC income tax on ROC-sourced income only, and the interest or deemed interest receivable under the notes is not ROC-sourced income. Hence non-ROC corporate holders will not be subject to ROC income tax on the interest or deemed interest receivable under the notes. AMT does not apply either.

Sale of the Notes

In general, the sale of corporate bonds or financial bonds is subject to a 0.1% securities transaction tax (“STT”) on the transaction price. However, Article 2-1 of the Securities Transaction Tax Act of the ROC prescribes that STT will cease to be levied on the sale of corporate bonds and financial bonds from January 1, 2010 to December 31, 2026. Therefore, the sale of the notes will be exempt from STT if the sale is conducted on or before December 31, 2026. Starting from January 1, 2027, any sale of the notes will be subject to STT at 0.1% of the transaction price, unless otherwise provided by the tax laws that may be in force at that time.

Capital gains generated from the sale of bonds are deemed ROC-sourced income but exempt from income tax. Accordingly, ROC corporate holders are not subject to income tax on any capital gains generated from the sale of the notes. However, ROC corporate holders should include the capital gains in calculating their basic income for the purpose of calculating their AMT. If the amount of the AMT exceeds the annual income tax calculated pursuant to the Basic Income Tax Act (also known as the AMT Act) of the ROC, the excess becomes the ROC corporate holders’ AMT payable. Capital losses, if any, incurred by such holders could be carried over five years to offset against capital gains in the same category of income for the purposes of calculating their AMT.

Non-ROC corporate holders with a fixed place of business (e.g., a branch) or a business agent in the ROC are not subject to income tax on any capital gains generated from the sale of the notes. However, their fixed place of business or business agent should include any such capital gains in calculating their basic income for the purposes of calculating AMT.

As to non-ROC corporate holders without a fixed place of business or a business agent in the ROC, they are not subject to income tax or AMT on any capital gains generated from the sale of the notes.

UNDERWRITING

Subject to the terms and conditions set forth in the subscription agreement, dated                 , 2017, among us and the managers in the table below, we have agreed to sell to each of the managers, and each such manager has severally, and not jointly, agreed to purchase from us, the aggregate principal amount of the notes set forth opposite its name below:

Manager	Principal Amount of the Notes
BNP Paribas, Taipei Branch.	$
Deutsche Bank AG, Taipei Branch	$

Total	$

The managers are committed to take and pay for all of the notes being offered, if any are taken.

The managers propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering of the notes to the public, the managers may change the public offering price.

The following table shows the underwriting commission that we are to pay to the managers in connection with this offering (expressed as a percentage of the principal amount of the notes).

Per note	%

We will pay an aggregate fee of $         (the “structuring fee”) to Deutsche Bank AG, Taipei Branch, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, Standard Chartered Bank, Academy Securities, Inc., Siebert Cisneros Shank & Co., L.L.C. and The Williams Capital Group, L.P. (the “structuring agents”) in connection with structuring services that they provide in connection with the notes. Each structuring agent, other than Deutsche Bank AG, Taipei Branch, is an entity not licensed in the ROC, has not offered or sold, and will not subscribe for or sell or underwrite, any notes offered hereby. We will pay Deutsche Bank AG, Taipei Branch the full amount of the structuring fee, and Deutsche Bank AG, Taipei Branch will, on our behalf, remit to each structuring agent its portion of the structuring fee.

We have agreed to indemnify the several managers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the managers may be required to make in respect of those liabilities. Separately, in connection with structuring services that the structuring agents provide in connection with the notes, we have agreed to indemnify the structuring agents against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.

The managers are not U.S. registered broker-dealers and, therefore, to the extent that the managers intend to make offers or sales in the United States and to the extent permitted by applicable laws and regulations, they will do so through one or more U.S. registered broker-dealers as permitted by FINRA regulations.

The managers are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the subscription agreement, such as the receipt by the managers of officer’s certificates and legal opinions. The managers reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The managers and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the managers and their affiliates have provided, and in the future may provide, certain investment and commercial banking and financial advisory services from time to time for us and our affiliates in the ordinary course of business for which they have received, and in the future would receive, customary fees and commissions. In addition, certain of the managers and their affiliates may act as agents or lenders under our credit facilities and hold positions in our outstanding securities.

In the ordinary course of their various business activities, the managers and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours or our affiliates (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. If any of the managers or their affiliates has a lending relationship with us, certain of those managers or their affiliates routinely hedge, and certain other of those managers or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these managers and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The managers and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

The notes are a new issue of securities with no established trading market. Application will be made to the TPEx for the listing of, and permission to deal in, the notes by way of debt issues to “professional institutional investors” as defined under paragraph 2 of Article 4 of the Financial Consumer Protection Act of the ROC only and such permission is expected to become effective on or about             , 2017. We cannot make any assurance that the TPEx listing will be maintained. The managers are not obligated to carry out market making activities with respect to the notes. Accordingly, we cannot assure you as to the liquidity of, or the trading market for, the notes.

We expect delivery of the notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which will be the thirteenth business day following the date of pricing of the notes (such settlement cycle being referred to herein as “T+13”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next ten business days will be required, by virtue of the fact that the notes initially will settle in T+13, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade the notes on the date of pricing or the next ten business days should consult their own adviser.

We estimate that our expenses in connection with this offering, excluding underwriting commissions and the structuring fee, will be approximately $            .

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area, which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus

Directive is implemented in that Relevant Member State, an offer of notes described in this prospectus supplement may not be made to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any manager to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the managers with a view to the final placement of the notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the notes, other than the managers, is authorized to make any further offer of the notes on behalf of the sellers or the managers.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Each of the managers has represented and agreed that (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issuance or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and (b) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the notes to the public in France.

Such offers, sales and distributions will be made in France only:

(a)	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

(b)	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

(c)	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended). The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

•	shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except

•	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the managers are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Margaret M. Madden, our Senior Vice President and Corporate Secretary, Chief Governance Counsel, will pass upon the validity of the notes. Ms. Madden beneficially owns, or has the right to acquire under our employee benefit plans, an aggregate of less than 1% of the outstanding shares of our common stock. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, is also acting as legal counsel to us in connection with this offering. Simpson Thacher & Bartlett LLP, New York, New York will pass upon various legal matters for the managers relating to the offering. Lee and Li Attorneys-at-Law is acting as special Taiwanese legal counsel to us and will issue an opinion as to certain legal matters to the managers.

EXPERTS

The consolidated financial statements of Pfizer Inc. and Subsidiary Companies as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the SEC at http://www.sec.gov. The filings are also available on our website at http://www.pfizer.com.

THIS PROSPECTUS SUPPLEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS SUPPLEMENT. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT. WE HAVE NOT, AND THE MANAGERS HAVE NOT, AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND ANY FREE WRITING PROSPECTUS THAT WE MAY PROVIDE YOU IN CONNECTION WITH THIS OFFERING. WE AND THE MANAGERS TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.

We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained in this prospectus supplement, the accompanying prospectus or by information contained in documents filed with the SEC after the date of this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. These documents contain important information about us and our financial condition.

•	Pfizer’s Annual Report on Form 10-K for the year ended December 31, 2016 filed on February 23, 2017;

•	Portions of Pfizer’s Definitive Proxy Statement on Schedule 14A filed on March 15, 2016, that are incorporated by reference into Part III of Pfizer’s Annual Report on Form 10-K for the year ended December 31, 2015; and

•	Pfizer’s Current Reports on Form 8-K filed February 3, 2017 and February 23, 2017.

We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the date all of the securities offered by this prospectus supplement are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference in this prospectus supplement. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Vice President and Corporate Secretary

Pfizer Inc.

235 East 42nd Street

New York, NY 10017-5755

(212) 733-2323

The information contained on our website, our Facebook, YouTube and LinkedIn pages or our Twitter accounts does not, and shall not be deemed to, constitute a part of this prospectus supplement.

PROSPECTUS

PFIZER INC.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

PURCHASE UNITS

GUARANTEES

We may from time to time offer to sell debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, purchase units or guarantees. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

In addition, selling securityholders to be named in a prospectus supplement may offer our securities from time to time. To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

You should read this prospectus, the supplements to this prospectus and any incorporated documents carefully before you invest in any of our securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

We may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters or agents involved in the sale of securities will be described in a supplement to this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “PFE.” If we decide to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves risk. You should carefully consider the risk factors incorporated in this prospectus by reference and described under the heading “Risk Factors” beginning on page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 2, 2015.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus to “Pfizer,” the “Company,” “we,” “us” and “our” are to Pfizer Inc. and its consolidated subsidiaries unless otherwise stated or the context so requires.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the SEC), using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time in one or more offerings and selling securityholders may offer such securities owned by them from time to time. You should carefully read this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities that may be offered by us and/or selling securityholders. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. For purposes of this prospectus, any reference to a prospectus supplement may also refer to a free writing prospectus unless the context requires otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, may include forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “will,” “may,” “could,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” “goal,” “objective,” “aim,” and other words and terms of similar meaning, or by using future dates in connection with any discussion of, among other things, our anticipated future operating or financial performance, business plans and prospects, in-line products and product candidates, strategic reviews, capital allocation, business development plans and plans related to share repurchases and dividends. In particular, these include statements relating to future actions, business plans and prospects, our recently-announced proposed acquisition of Hospira, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, interest rates, foreign exchange rates, the outcome of contingencies, such as legal proceedings, plans relating to share repurchases and dividends, government regulation and financial results.

A list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended December 31, 2014, including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Current Reports on Form 8-K, and in this prospectus and any accompanying prospectus supplement, in each case including in the section thereof captioned “Risk Factors.” You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements, and you are cautioned not to put undue reliance on forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-K, 10-Q and 8-K reports and our other filings with the SEC.

THE COMPANY

Pfizer Inc. is a research-based, global biopharmaceutical company. We apply science and our global resources to bring therapies to people that extend and significantly improve their lives through the discovery, development and manufacture of healthcare products. Our global portfolio includes medicines and vaccines, as well as many of the world’s best-known consumer healthcare products. We work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. We collaborate with healthcare providers, governments and local communities to support and expand access to reliable, affordable healthcare around the world. Our revenues are derived from the sale of our products, and, to a much lesser extent, from alliance agreements, under which we co-promote products discovered by other companies (Alliance revenues). The majority of our revenues come from the manufacture and sale of biopharmaceutical products.

The Company was incorporated under the laws of the State of Delaware on June 2, 1942.

Our principal executive offices are located at 235 East 42nd Street, New York, NY 10017-5755 and our telephone number is (212) 733-2323.

RISK FACTORS

You should consider carefully the information under the headings “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including our quarterly reports on Form 10-Q and our current reports on Form 8-K, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the years ended December 31, 2010 through 2014 is set forth below. All financial information for the years ended December 31, 2013, 2012, 2011 and 2010 reflect the June 24, 2013 disposition of Zoetis Inc. and its presentation as a discontinued operation. All financial information for the years ended December 31, 2011 and 2010 reflect Capsugel (the sale of which closed on August 1, 2011) as a discontinued operation. The financial information for the years ended December 31, 2012, 2011 and 2010 reflects the Nutrition business, which was acquired in 2009 and which we sold on November 30, 2012, as a discontinued operation.

For the purpose of computing these ratios, “earnings” consists of income from continuing operations before provision for taxes on income, noncontrolling interests and cumulative effect of a change in accounting principles less noncontrolling interests plus fixed charges, distributed income of equity-method investments, amortization of capitalized interest, excluding capitalized interest and equity income from equity-method investments. “Fixed charges” consists of interest expense (which includes amortization of debt premium, discount and other debt costs), preferred stock dividends, one-third of rental expense, which we believe to be a conservative estimate of an interest factor in our leases, which are not material, and capitalized interest. The ratio was calculated by dividing the sum of the earnings (as defined above) by the sum of the fixed charges (as defined above).

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	9.3	11.3	7.7	7.2	5.4

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the securities for general corporate purposes, including working capital, capital expenditures, acquisitions and the refinancing of existing debt. We may use funds that are not immediately needed for these purposes to temporarily invest in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be issued in one or more series under an indenture dated as of January 30, 2001, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as trustee, unless otherwise specified in the prospectus supplement.

The following description is a summary of selected portions of the indenture. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture carefully for provisions that may be important to you.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a discount below their stated principal amount. A prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in a prospectus supplement relating to any of these types of debt securities. A prospectus supplement relating to indexed debt securities or foreign currency debt securities will also describe any additional tax consequences or other special considerations applicable to these types of debt securities.

In addition, the material specific terms particular to debt securities of each series will be described in the prospectus supplement relating to the debt securities of that series.

General

The debt securities will rank equally with all of our other unsecured and unsubordinated debt. The indenture does not limit the amount of debt we may issue under the indenture or otherwise. We may issue the debt securities in one or more series with the same or various maturities, at par or a premium or with original issue discount. We may reopen a previous issue of debt securities and issue additional debt securities of the series.

The prospectus supplement relating to any debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities of the series to be issued;

•	the person to whom any interest on the debt securities will be payable, if other than the person in whose name that debt security is registered on the regular record date for such interest;

•	the date or dates on which the principal of the debt securities of the series is payable; and the right, if any, to shorten or extend the date on which the principal of any debt securities of the series is payable and the conditions to any such change;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the method by which such rate or rates will be determined; the date or dates from which such interest will accrue, the interest payment dates on which any such interest will be payable; and the regular record date, if any, for the interest payable on such debt securities;

•	the right, if any, to extend the interest payment periods;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable; and whether, if acceptable to the trustee, any principal of such debt securities will be payable without presentation or surrender thereof;

•	any optional or mandatory redemption provisions;

•	any sinking fund or other provision that would obligate us to repurchase all or part of the debt securities;

•	if other than denominations of $100,000 and any integral multiple thereof, the denominations in which the debt securities will be issuable;

•	if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of and any premium or interest on the debt securities will be payable and the manner of determining the equivalent in U.S. dollars;

•	if the amount of principal of or any premium or interest on the debt securities may be determined with reference to an index or formula, the manner in which such amounts will be determined;

•	if the principal of or any premium or interest on the debt securities is to be payable, at the election of the company or a holder thereof, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•	if other than the entire principal amount thereof, the portion of the principal amount of the debt securities which will be payable if maturity of the debt securities is accelerated;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance to the debt securities;

•	if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose under such debt securities or the indenture, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which the global debt securities may be exchanged for certificated debt securities and the depositary for such global debt securities;

•	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

•	any modification of the manner in which principal, premium, if any, or interest payable on any global debt securities will be paid, if other than in the manner specified in the indenture; and

•	any other terms of the debt securities.

The prospectus supplement relating to the debt securities of the series will be attached to the front of this prospectus.

We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under the indenture. Thus, any other debt securities that we issue may be issued under other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.

Consolidation, Merger or Sale

We have agreed not to consolidate with or merge into any other person or convey or transfer our properties and assets as an entirety or substantially as an entirety to any other person, unless:

(a) the successor expressly assumes, by a supplemental indenture, the due and punctual payment of the principal of and any premium and/or any interest on all the debt securities and the performance and observance of all of the covenants and conditions of the indenture that we would otherwise have to perform as if it were an original party to the indenture; and

(b) we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with the indenture.

The successor will assume all our obligations under the indenture as if it were an original party to the indenture. After assuming such obligations, the successor will have all our rights and powers under the indenture.

Modification of Indenture

Under the indenture, the rights of the holders may be modified through a supplemental indenture if the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification consent to it. No modification of the maturity date or principal or interest payment terms, no modification of the currency for payment, no impairment of the right to sue for the enforcement of payment at the maturity of the debt security, no modification of any conversion rights, no modification reducing the percentage required for any such supplemental indenture or the percentage required for the waiver of certain defaults, and no modification of the foregoing provisions or any other provisions relating to the waiver of past defaults or the waiver of certain covenants, is effective against any holder without its consent.

Events of Default

Each of the following will constitute an Event of Default under the indenture with respect to debt securities of any series:

•	we fail to make the principal or any premium payment on any debt security of such series when due;

•	we fail to make any sinking fund payment for 60 days after payment was due by the terms of any debt security of such series;

•	we fail to pay interest on any debt security of such series for 60 days after payment was due;

•	we fail to perform any other covenant in the indenture and this failure continues for 90 days after we receive written notice of it; or

•	we, or a court, take certain actions relating to the bankruptcy, insolvency or reorganization of our company.

The supplemental indenture or the form of security for a particular series of debt securities may include additional Events of Default or changes to the Events of Default described above. The Events of Default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series. A default under our other indebtedness will not be a default under the indenture for the debt securities covered by this prospectus, and a default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of debt securities of any default (except for defaults that involve our failure to pay principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an Event of Default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 33% in principal amount of outstanding debt securities of that series may declare, in a written notice, the principal amount (or, if any of the securities of that series are original issue discount securities, such portion of the principal amount of such securities as specified in the terms thereof) plus accrued and unpaid interest on all debt securities of that series to be immediately due and payable. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities may rescind and annul the acceleration if:

•	the holders act before the trustee has obtained a judgment or decree for payment of the money due;

•	we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•	we have cured or the holders have waived all Events of Default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the indenture.

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an Event of Default.

If a default in the performance or breach of the indenture shall have occurred and be continuing, the holders of not less than a majority in principal amount of the outstanding securities of all series affected thereby, by notice to the trustee, may waive any past Event of Default or its consequences under the indenture. However, an Event of Default cannot be waived with respect to any series of securities in the following two circumstances:

•	a failure to pay the principal of, and premium, if any, or interest on any security or in the payment of any sinking fund installment; or

•	a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding securities of that series.

Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. Holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for such applicable series of debt securities.

We are required to deliver an annual officers’ certificate to the trustee, stating whether we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture, and, if we are in default, specifying all such defaults and the nature and status thereof.

Payment and Transfer and Exchange

We will pay principal, interest and any premium on fully registered securities at the place or places designated by us for such purposes. We will make payment to the persons in whose names the debt securities are registered on the close of business on the day or days specified by us. Any other payments will be made as set forth in the applicable prospectus supplement.

Holders may transfer or exchange fully registered securities at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge we are required to pay in connection with a transfer or exchange.

Upon surrender for registration of transfer of any security of any series in accordance with the terms of the indenture, we shall execute, and the trustee shall authenticate and deliver or make available for delivery, in the name of the designated transferee or transferees, one or more new securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

If the securities of any series are to be redeemed, we are not required to:

•	register, transfer or exchange securities of any series during a period beginning at the opening of business 15 days before the day we transmit a notice of redemption of securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

•	register, transfer or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

Global Securities

We may issue the securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We may issue the global securities in either registered or bearer form and in either temporary or permanent form.

The applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to the applicable securities of that series. We anticipate that the following provisions will apply to all depositary arrangements.

Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants. The underwriters for the securities will designate the accounts to be credited. However, if we have offered or sold the securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary’s participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities. Such limits and such laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the securities represented by the global security for all purposes under the indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have securities represented by global securities registered in their names;

•	will not receive or be entitled to receive physical delivery of securities in definitive form; and

•	will not be considered owners or holders of these securities under the indenture.

Payments of principal, any premium and interest on the individual securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the holder of that global security. Neither we, nor the trustee, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of us and the trustee may act or refrain from acting without liability on any information provided by the depositary.

We expect that the depositary, after receiving any payment of principal, any premium or interest in respect of a global security, will immediately credit the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations if the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 90 days or we, in our discretion, determine not to require all of the debt securities of a series to be represented by a global security and notify the trustee of our decision.

Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. Subject to certain additional conditions, if we irrevocably deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at our option:

•	we will be discharged from our obligations with respect to the debt securities of such series; or

•	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain Events of Default will no longer apply to us.

To exercise our defeasance option, we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent related to the defeasance have been complied with.

Concerning the Trustee

The trustee, The Bank of New York Mellon, has provided banking and investment services to us in the past and may do so in the future as a part of its regular business.

DESCRIPTION OF CAPITAL STOCK

General

The following description of certain terms of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, our restated certificate of incorporation, as amended (the Certificate of Incorporation), our by-laws, as amended (the By-Laws), and the applicable provisions of the Delaware General Corporation Law (the DGCL). For more information on how you can obtain the Certificate of Incorporation and the By-Laws, see “Where You Can Find More Information.”

Common Stock

Under the Certificate of Incorporation, we are authorized to issue up to 12 billion shares of common stock, par value $0.05 per share. The common stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of common stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of our stock. Holders of shares of common stock have one vote per share in all elections of Directors and on all other matters submitted to vote of our stockholders. The holders of common stock are entitled to receive dividends, if any, as and when may be declared from time to time by our Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of our affairs, the holders of common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in our net assets available for distribution to holders of common stock. The shares of common stock currently outstanding are fully paid and nonassessable. As of February 20, 2015, there were 6,128,855,392 shares of common stock issued and outstanding.

The prospectus supplement relating to any common stock being offered will include specific terms relating to the offering.

Preferred Stock

Under the Certificate of Incorporation, we are authorized to issue up to 27 million shares of preferred stock, without par value, of which 7,500 shares of preferred stock have been designated Series A convertible perpetual preferred stock. The preferred stock may be issued in one or more series, and the Board of Directors of Pfizer is expressly authorized (i) to fix the descriptions, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of preferred stock and (ii) to specify the number of shares of any series of preferred stock. As of February 20, 2015, there were 706.84 shares of preferred stock issued and outstanding.

The prospectus supplement relating to any preferred stock being offered will include specific terms relating to the offering.

Series A Convertible Perpetual Preferred Stock. Our Series A convertible perpetual preferred stock is held by an Employee Stock Ownership Plan (Preferred ESOP) Trust and provides dividends at the rate of 6.25% of the stated value, which are accumulated and paid quarterly. The per-share stated value is $40,300, and the Series A convertible perpetual preferred stock ranks senior to our common stock and junior to all other preferred stock unless designated as ranking senior or on a parity with the new preferred stock as to dividends and liquidation rights. Each share is convertible, at the holder’s option, into 2,574.87 shares of our common stock. Each share of Series A convertible perpetual preferred stock is entitled to 2,574.87 votes per share in any matter submitted to the stockholders to vote. In most matters, holders of Series A convertible perpetual preferred stock vote together with the holders of common stock as one class. The conversion option is indexed to our common stock and requires share settlement, and, therefore, is reported at the fair value at the date of issuance. We may redeem the Series A convertible perpetual preferred stock at any time or upon termination of the Preferred ESOP, at our option, in cash, in shares of common stock, or a combination of both at a price of $40,300 per share.

Anti-takeover Effects of the Certificate of Incorporation, By-laws and Delaware Law

Certificate of Incorporation and By-laws. Various provisions contained in the Certificate of Incorporation and the By-laws could delay or discourage some transactions involving an actual or potential change in control of us or a change in our management and may limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests. Among other things, these provisions:

•	limit the right of stockholders to call special meetings of stockholders to holders of at least 20% of the total number of shares of stock entitled to vote on the matter to be brought before the proposed special meeting;

•	authorize our Board of Directors to establish one or more series of preferred stock without stockholder approval;

•	authorize the Board to issue dividends in the form of stock purchase or similar rights, including rights that would have the effect of making an attempt to acquire us more costly;

•	grant to the Board of Directors, and not to the stockholders, the sole power to set the number of Directors;

•	require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing; and

•	subject to the rights of the holders of any one or more series of preferred stock then outstanding, allow our Directors, and not our stockholders, to fill vacancies on our Board of Directors, including vacancies resulting from the removal of one or more Directors or an increase in the number of Directors constituting the whole Board of Directors.

Delaware Law. We are a Delaware corporation and consequently are also subject to certain anti-takeover provisions of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the corporation’s board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving the corporation and the “interested stockholder” and the sale of more than 10% of the corporation’s assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of the corporation’s outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period. This statute could prohibit or delay mergers or other takeover or change in control attempts not approved in advance by our Board of Directors, and, as a result, could discourage attempts to acquire us, which could depress the market price of our common stock.

DESCRIPTION OF OTHER SECURITIES

We will set forth, in the applicable prospectus supplement, a description of any warrants, depositary shares, purchase contracts, purchase units or guarantees that may be offered pursuant to this prospectus.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling securityholder and the number of and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and any selling securityholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	to or through underwriters, brokers or dealers;

•	through agents;

•	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

•	directly to one or more purchasers; or

•	through a combination of any of these methods.

In addition, we, or any selling securityholder, may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We and any selling securityholder may sell the securities offered by this prospectus at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation in a prospectus supplement.

LEGAL MATTERS

Margaret M. Madden, our Vice President and Corporate Secretary, Chief Counsel – Corporate Governance, will pass upon the validity of the securities for us. Ms. Madden beneficially owns, or has the right to acquire under our employee benefit plans, an aggregate of less than 1% of the outstanding shares of our common stock.

EXPERTS

The consolidated balance sheets of Pfizer Inc. and Subsidiary Companies as of December 31, 2014 and 2013 and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the SEC at http://www.sec.gov. The filings are also available on our website at http://www.pfizer.com.

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

•	Pfizer’s Annual Report on Form 10-K for the year ended December 31, 2014 filed on February 27, 2015; and

•	Pfizer’s Current Reports on Form 8-K filed on January 27, 2015, February 6, 2015 and February 10, 2015.

We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered by this prospectus are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference in this prospectus. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Vice President and Corporate Secretary

Pfizer Inc.

235 East 42nd Street

New York, NY 10017-5755

(212) 733-2323

The information contained in our website does not constitute a part of this prospectus.